UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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drugstore.com, inc.

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Filed by drugstore.com, inc.

Pursuant to Rule 14a-12 of the

Securities Exchange Act of 1934

Subject Company: drugstore.com, inc.

Commission File No. 000-26137

The following is a cover message and a series of questions and answers (Q&As) distributed by drugstore.com relating to a proposal to stockholders to be presented at drugstore.com’s 2008 annual meeting of stockholders. The message and Q&A were distributed by Dawn Lepore, drugstore.com’s president and chief executive officer, to drugstore.com’s employees via electronic mail.

Today, we filed a preliminary proxy statement with the SEC. Our proxy is the document that we send to our stockholders in advance of our annual meeting, which will be held in June. It contains reports and proposals that we are submitting to stockholders for approval.

Today’s proxy includes our usual proposals, which are electing our directors to new terms and approving our auditors, but it also includes two non-routine items of which I wanted to make you aware.

First, we are asking for approval for a new equity incentive plan. Our existing plan was adopted in 1998 and had a 10-year life, so we need to replace it with a new plan so we can continue to provide our employees with stock options and other equity incentives in the future.

Second, our Board is asking stockholders to authorize it to proceed, at the Board’s discretion, with a reverse stock split within the range of 1-to-6 to 1-to-10. To clarify, this does not mean that the Board has yet determined to proceed with a reverse stock split. It is simply seeking stockholder authorization so it can proceed with a reverse stock split sometime after this year’s annual meeting and before next year’s annual meeting. This is not a routine proposal, so it could trigger some questions for you. Anticipating this, our HR and Legal groups have put together the attached frequently asked questions (FAQ) to explain the proposal a bit more. We will discuss this at our next employee meeting, but if you have additional questions after reading the FAQ, please feel free to contact Bob Hargadon or Yukio Morikubo, or members of their respective teams.

drugstore.com

4/18/08

Reverse Stock Split FAQ

1. What proposal has the Board made to shareholders?

The drugstore.com Board of Directors has recommended that our stockholders authorize the Board to decide whether or not to proceed with a reverse stock split in the range of 1:6 to 1:10. The purpose of a reverse stock split would be to increase the per share market price of drugstore.com’s common stock in order to encourage investor interest and to promote greater liquidity for shareholders. If stockholders approve, the Board would be authorized to exercise its discretion in effecting such a reverse stock split anytime prior to the annual stockholders’ meeting in 2009. Receiving stockholder approval for a reverse stock split does not automatically mean that a reverse stock split will happen.

2. What is a reverse stock split?

A reverse stock split reduces the number of outstanding shares by a fixed ratio, and consequently, tends to increase the share price by a similar ratio. For example, in a 1-for-10 reverse stock split, shareholders would get 1 share for every 10 they own, and that 1 share should be priced in the market at about 10x higher than it was (e.g., a $3 stock should trade at about $30 post-split)

3. What are the reasons a reverse stock split could be attractive?

First and foremost, it can make a stock more interesting to the investor community. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share. Raising the per share market price could also make it easier for a broker to promote the stock to their clients, many of whom are reluctant to recommend low priced stocks. Another compelling reason for raising a share price is around liquidity, making it easier for stockholders to buy and sell the stock, and also, reduce commission charges investors pay based on the number of shares.

4. What impact would a reverse stock split, if it happens, have on me financially?

If you are a shareholder, the number of shares you own will be reduced, but the value of those shares should be comparable to the value you had before the reverse stock split. As you know, markets fluctuate, so there is no way to know exactly what the effects of a reverse stock split will be as distinct from normal market fluctuations.

5. What impact, if any, will a reverse stock split have on stock options?

The reverse stock split will reduce the number of options in the same ratio and will affect your strike price. A reverse stock split will not have an impact on the vesting schedule.

6. Will there be an impact on stock option grants in the future by any reverse stock split decision?

If a reverse stock split is effected, grants given at hiring, promotion, and year end would be for post-split shares. We have not yet determined how those awards would be adjusted because it is not yet certain that a reverse stock split will in fact occur.

7. If it happens, when will the reverse stock split take effect?

The Board would need to decide whether or not to effect a reverse stock split at all, and if it decides to effect one, when the reverse stock split should occur. The proposal requires any reverse stock split to occur prior to the 2009 stockholders meeting, or we will have to get a new approval from stockholders.

8. What impact does this have on the trading window for employees?

In the short term, the trading window will not be affected. If and when the reverse stock split happens, the trading window may be affected for some time before and after the reverse stock split takes effect.

9. How will the company handle shares or options that reverse stock split into fractions of a share or option?

Fractional shares result when the reverse stock split results in a share number that isn’t whole. Fractional shares will be cashed out. Fractional stock options will be rounded down to the nearest share and strike prices will be rounded up to the nearest penny.

10. Will I be getting a revised stock option summary statement?

If a reverse stock split takes effect, you will receive an updated stock option summary within 30 days.

Additional Information and Where to Find It

Drugstore.com intends to file a definitive proxy statement relating to its 2008 annual meeting of stockholders, a copy of which will be mailed to the stockholders of drugstore.com. DRUGSTORE.COM’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2008 ANNUAL MEETING. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by drugstore.com by going to drugstore.com’s Investor Relations page on its corporate website at www.drugstore.com, by contacting drugstore.com in writing at 411 108th Avenue, N.E., Suite 1400, Bellevue, Washington 98004 or by calling drugstore.com at (425) 372-3200. In addition to the proxy statement, drugstore.com files annual, quarterly and current reports, proxy statements and other information with the SEC. A copy any such reports, statements or other information filed by drugstore.com are available at the SEC public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Drugstore.com’s SEC filings are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

In addition, drugstore.com and its officers and directors may be deemed to be participants in the solicitation of proxies from drugstore.com’s stockholders with respect to the annual meeting. A description of any interests that drugstore.com’s officers and directors have in the annual meeting proposals will be set forth in the proxy statement. Information concerning drugstore.com’s directors and executive officers is set forth in drugstore.com’s annual report on Form 10-K filed with the SEC on March 14, 2008, and will also be set forth in drugstore.com’s definitive proxy statement for its 2008 annual meeting of stockholders to be filed with the SEC on or about April 28, 2008.

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